CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ophthalmic Imaging Systems (the "Company") of our report dated March 24, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of the Registration Statement.

Perry-Smith LLP

Sacramento, California
April 2, 2010